UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2007

Commission File Number 0-23903

eAUTOCLAIMS, INC.

(Exact name of registrant as specified in its charter)

Nevada	95-4583945
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

110 East Douglas Road, Oldsmar, Florida	34677
(Address of principal executive offices)	(Zip Code)

(813) 749-1020

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

We have determined to restate our financial statements for the fiscal year ended July 31, 2006 for the manner in which we accounted for the gain on the sale our building. The decision to make the Restatement was made by our Audit Committee on May 14, 2007. The Audit Committee concluded that our financial statements for the fiscal year ended July 31, 2006 should no longer be relied upon due to this restatement.

Restated financial information for the fiscal year ended July 31, 2006 will be included in the Financial Statements and related Notes included in our Annual Report on Form 10-KSB for the fiscal year ended July 31, 2007. Certain information relating to the quarterly financial information for the periods included in the Restatement will also be reflected in the Notes to Financial Statements included in our Annual Report on Form 10-KSB for the fiscal year ended July 31, 2007.

Authorized officers of the company have discussed the matters set forth herein with the company’s independent auditors.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 14, 2007	eAUTOCLAIMS, INC.
	By:	/s/ Jeffrey Dickson
	Print Name:	Jeffrey Dickson
	Title:	CEO and President